Exhibit 99.5



                           CONSENT TO BE IDENTIFIED AS
                               A PROPOSED DIRECTOR


     I, Joseph H. Giaquinto, President of SFS Bancorp, Inc. and Schenectady Federal Savings Bank, a Federal Savings Bank, hereby consents to being identified as a proposed director of Cohoes Bancorp, Inc. (the "Company") and Cohoes Savings Bank in the Company's prospectus to be included in a registration statement on Form S-1 and on Application for Conversion on Form 86-AC.



                                        By:  /s/ Joseph H. Giaquinto
                                             -----------------------
                                             Joseph H. Giaquinto


Dated: September 16, 1998